Smithfield Foods Reports Third Quarter Results
•Packaged Meats Delivers Higher Q3 Operating Profit YoY; on Track for Fifth Consecutive Year Above $1 Billion in Operating Profit
•Company Completes Nathan’s Famous Acquisition, Bolstering its Packaged Meats Brand Portfolio
•Company Updates FY 2026 Outlook to Reflect Strong Packaged Meats Performance and Softer Commodity Markets
•Strong Balance Sheet and Improved Cash Generation Support Continued Investment and Capital Allocation Priorities

SMITHFIELD, Va., October 27, 2026 -- Smithfield Foods, Inc. (Nasdaq: SFD), an American food company and an industry leader in value-added packaged meats and fresh pork, today reported results for its fiscal 2026 third quarter ended September 27, 2026.
Third Quarter Fiscal 2026 Financial Highlights
•Sales of $3.4 billion, down 8.3% from the third quarter of fiscal 2025
•Operating profit of $127 million, compared to $310 million in the third quarter of fiscal 2025; adjusted operating profit(1) of $145 million, compared to $310 million in the third quarter of fiscal 2025
•Operating profit margin of 3.7%, compared to 8.3% in the third quarter of fiscal 2025; adjusted operating profit margin(1) of 4.2%, compared to 8.3% in the third quarter of fiscal 2025
•Packaged Meats operating profit of $230 million, compared to $226 million in the third quarter of fiscal 2025
•Packaged Meats operating profit margin of 11.6%, compared to 10.8% in the third quarter of fiscal 2025
•Diluted earnings per share of $0.23, compared to $0.63 in the third quarter of fiscal 2025; adjusted diluted earnings per share(1) of $0.26, compared to $0.58 in the third quarter of fiscal 2025
First Nine Months Fiscal 2026 Financial Highlights
•Sales of $10.9 billion, down 3.2% from the first nine months of fiscal 2025
•Operating profit of $750 million, compared to $892 million for the first nine months of fiscal 2025; adjusted operating profit(1) of $783 million, compared to $934 million for the first nine months of fiscal 2025
•Operating profit margin of 6.9%, compared to 7.9% for the first nine months of fiscal 2025; adjusted operating profit margin(1) of 7.2%, compared to 8.3% for the first nine months of fiscal 2025
•Packaged Meats operating profit of $770 million, compared to $792 million for the first nine months of fiscal 2025; Packaged Meats adjusted operating profit(1) of $770 million, compared to $787 million for the first nine months of fiscal 2025
•Packaged Meats operating profit margin of 12.5%, compared to 12.8% for the first nine months of fiscal 2025; Packaged Meats adjusted operating profit margin(1) of 12.5%, compared to 12.7% for the first nine months of fiscal 2025
•Diluted earnings per share of $1.45, compared to $1.68 for the first nine months of fiscal 2025; adjusted diluted earnings per share(1) of $1.52, compared to $1.72 for the first nine months of fiscal 2025
•Net cash flows from operating activities of $365 million, up $244 million from the first nine months of fiscal 2025

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(1)    A non-GAAP measure. Please see the table in the Non-GAAP Financial Measures section for a reconciliation to the most comparable GAAP measure.

CEO Perspective

“We reported third quarter adjusted operating profit within the range we provided in September, led by strong results in our cornerstone Packaged Meats segment, with our upstream segments challenged by lower pork commodity markets,” said Smithfield President and CEO Shane Smith. “Packaged Meats remains on track to deliver its fifth consecutive year above $1 billion in operating profit in fiscal 2026. The completion of the Nathan’s Famous acquisition further strengthens our brand portfolio and expands our opportunities for profitable growth.”

Smith added, “While we expect commodity market pressure in our upstream businesses to continue in the fourth quarter, our teams remain focused on navigating this environment with operational discipline. We have a strong balance sheet and solid cash generation, giving us the financial flexibility to support our dividend and reinvest in the business, driving shareholder value and positioning Smithfield for long-term growth.”

Review of Financial Results

Results of Operations
Sales

	Three Months Ended
	September 27, 2026	September 28, 2025	$ Change	% Change
	(in millions)
Sales by segment:
Packaged Meats	$1,982	$2,090	$(108)	(5.2)%
Fresh Pork	1,814	2,185	(371)	(17.0)%
Hog Production	691	813	(122)	(15.0)%
Other	151	131	20	15.2%
Total segment sales	4,639	5,220	(581)	(11.1)%
Inter-segment sales eliminations:
Packaged Meats	(1)	—	(1)	NM
Fresh Pork	(707)	(910)	204	(22.4)%
Hog Production	(494)	(562)	68	(12.2)%
Total inter-segment sales eliminations	(1,202)	(1,473)	271	(18.4)%
Consolidated sales	$3,437	$3,747	$(310)	(8.3)%

	Nine Months Ended
	September 27, 2026	September 28, 2025	$ Change	% Change
	(in millions)
Sales by segment:
Packaged Meats	$6,154	$6,193	$(39)	(0.6)%
Fresh Pork	5,834	6,299	(465)	(7.4)%
Hog Production	2,232	2,585	(353)	(13.7)%
Other	478	355	123	34.5%
Total segment sales	14,698	15,433	(735)	(4.8)%
Inter-segment sales eliminations:
Packaged Meats	(1)	—	(1)	NM
Fresh Pork	(2,235)	(2,507)	272	(10.9)%
Hog Production	(1,524)	(1,621)	97	(6.0)%
Total inter-segment sales eliminations	(3,761)	(4,129)	368	(8.9)%
Consolidated sales	$10,937	$11,304	$(367)	(3.2)%

Operating Profit (Loss) and Operating Profit (Loss) Margin by Segment

	Three Months Ended
	September 27, 2026	September 28, 2025	Change		% Change
	(in millions, except percentages and basis points)
Operating profit (loss):
Packaged Meats	$230	$226	$4		1.9%
Fresh Pork	(89)	10	(100)		NM
Hog Production	34	89	(55)		(61.3)%
Other	(5)	10	(15)		NM
Corporate expenses	(25)	(24)	(2)		(6.6)%
Unallocated (1)	(18)	(1)	(17)		NM
Operating profit	$127	$310	$(184)		(59.1)%

Operating profit (loss) margin:
Packaged Meats	11.6%	10.8%	80	bps
Fresh Pork	(4.9)%	0.5%	(539)	bps
Hog Production	5.0%	10.9%	(596)	bps
Other	(3.3)%	7.7%	(1,100)	bps
Consolidated	3.7%	8.3%	(459)	bps

	Nine Months Ended
	September 27, 2026	September 28, 2025	Change		% Change
	(in millions, except percentages and basis points)
Operating profit (loss):
Packaged Meats	$770	$792	$(23)		(2.8)%
Fresh Pork	3	127	(124)		(97.6)%
Hog Production	103	112	(9)		(8.2)%
Other	4	32	(27)		(85.8)%
Corporate expenses	(78)	(79)	1		0.8%
Unallocated (1)	(52)	(92)	40		43.2%
Operating profit	$750	$892	$(142)		(16.0)%

Operating profit margin:
Packaged Meats	12.5%	12.8%	(28)	bps
Fresh Pork	0.1%	2.0%	(197)	bps
Hog Production	4.6%	4.3%	27	bps
Other	0.9%	8.9%	(796)	bps
Consolidated	6.9%	7.9%	(104)	bps
________________
(1)    We do not allocate certain items to our operating segments such as litigation charges, exit and disposal costs, insurance recoveries, gains and losses on the sale of property, plant and equipment and other assets, accelerated depreciation, and employee termination benefits, among others.

Financial Position

As of September 27, 2026, we had $3,481 million of available liquidity consisting of $1,178 million in cash and cash equivalents and $2,303 million of availability under our committed credit facilities. We ended the quarter with a ratio of net debt to adjusted EBITDA(1) on a trailing twelve months basis of 0.5x.
_____________________
(1)A non-GAAP measure. Please see the table in the Non-GAAP Financial Measures section for a reconciliation to the most comparable GAAP measure.

Dividend Update

On April 21, 2026, May 28, 2026, and August 27, 2026, we paid dividends of $0.3125 per share to shareholders. We anticipate a remaining quarterly dividend for fiscal year 2026 of $0.3125 per share, resulting in an annual dividend rate of $1.25 per share. The declaration of dividends is subject to the discretion of our Board and depends on various factors, including our net income, financial condition, cash requirements, business prospects, and other factors that our Board deems relevant to its analysis and decision making.

FY 2026 Outlook

As we look to the remainder of 2026, our outlook takes into account current macroeconomic challenges including softer fresh pork and hog commodity markets.

The Company’s financial outlook is as follows:

•Total Company sales to be down low-single-digits compared to fiscal year 2025

•Packaged Meats segment adjusted operating profit ranging from $1,090 million to $1,140 million

•Fresh Pork segment adjusted operating results ranging from a loss of $50 million to breakeven

•Hog Production segment adjusted operating results ranging from a loss of $25 million to a profit of $25 million

•Total Company adjusted operating profit ranging from $900 million to $1,000 million

•Capital expenditures of between $350 million and $375 million. Our capital expenditures outlook includes investments in profit improvement projects as well as projects for maintenance and repair, and excludes investments in our proposed Sioux Falls processing facility

•An effective tax rate of between 22.5% and 24.5%

The Company’s outlook for 2026 includes 53 weeks of results and approximately two months of results for Nathan’s Famous following the October 26, 2026 acquisition close, and excludes the impact of the investment in the new processing facility in Sioux Falls, South Dakota.

Conference Call Information

A conference call to discuss the fiscal third quarter financial results is scheduled for today, October 27, 2026, at 9:00 a.m. Eastern Time. A live audio webcast of the conference call, together with related materials, will be available online at investors.smithfieldfoods.com or by dialing 844-539-3338 (international callers please dial 412-652-1269).

A recorded replay of the conference call is expected to be available approximately three hours after the conclusion of the call and can be accessed both online at investors.smithfieldfoods.com and by dialing 855-669-9658 (international callers please dial 412-317-0088). The PIN number to access the telephone replay is 9213986. The replay will be available until November 3, 2026. For more information, please visit investors.smithfieldfoods.com.

About Smithfield Foods

Smithfield Foods, Inc. (Nasdaq: SFD) is an American food company with a leading position in packaged meats and fresh pork products. With a diverse brand portfolio and strong relationships with U.S. farmers and customers, we responsibly meet demand for quality protein around the world. For more information, please visit investors.smithfieldfoods.com.

Non-GAAP Financial Measures

This press release includes certain financial information that is not presented in accordance with generally accepted accounting principles in the United States (“GAAP”), including (1) adjusted net income attributable to Smithfield, (2) adjusted net income per diluted common share attributable to Smithfield, (3) EBITDA, (4) adjusted EBITDA, (5) adjusted EBITDA margin, (6) adjusted operating profit, (7) adjusted operating profit margin, (8) net debt and (9) ratio of net debt to adjusted EBITDA. We refer to these measures as “non-GAAP” financial measures.

(1) Adjusted net income attributable to Smithfield is defined as net income, excluding the effects of transactions or events that are not part of our core business activities or are unusual in nature (whether gains or losses) and the tax effects of the foregoing items. We believe that adjusted net income attributable to Smithfield is a useful measure because it excludes the effects of items that are unusual in nature, infrequent in occurrence or otherwise stem from strategic decisions to restructure our operations. (2) Adjusted net income per diluted common share attributable to Smithfield is defined as adjusted net income attributable to Smithfield divided by diluted weighted average shares outstanding. (3) EBITDA is defined as earnings before interest, taxes, depreciation and amortization. We believe that EBITDA is a useful measure because it excludes the effects of financing and investing activities by eliminating interest and depreciation costs to provide a comparable year-over-year analysis. (4) Adjusted EBITDA is defined as EBITDA further adjusted for the effects of items that are unusual in nature, infrequent in occurrence or otherwise stem from strategic decisions to restructure our operations. We believe that adjusted EBITDA is a useful measure because it excludes the effects of items that are unusual in nature, infrequent in occurrence or otherwise stem from strategic decisions to restructure our operations. (5) Adjusted EBITDA margin is defined as adjusted EBITDA divided by total sales. We believe that adjusted EBITDA margin is a useful measure because it evaluates overall operating performance, ability to pursue and service possible debt opportunities and possible future investment opportunities. (6) Adjusted operating profit is defined as operating profit, excluding the effects of items that are unusual in nature, infrequent in occurrence or otherwise stem from strategic decisions to restructure our operations. (7) Adjusted operating profit margin is adjusted operating profit expressed as a percentage of sales. We believe that adjusted net income per diluted common share attributable to Smithfield, adjusted operating profit and adjusted operating profit margin provide a better understanding of underlying operating results and trends of established, ongoing operations of our business. (8) Net debt is defined as long-term debt and finance lease obligations, including the current portion, minus cash and cash equivalents. We believe that net debt is a useful measure because it helps to give investors a clear understanding of our financial position and is also used to calculate certain leverage ratios. (9) Ratio of net debt to adjusted EBITDA is defined as net debt divided by adjusted EBITDA. We believe that ratio of net debt to adjusted EBITDA is a useful measure because it monitors the sustainability of our debt levels and our ability to take on additional debt against adjusted EBITDA, which is used as an operating performance measure.

Although these non-GAAP measures are frequently used by investors and securities analysts in their evaluations of companies in industries similar to ours, these non-GAAP measures have limitations as analytical tools, are not measurements of our performance under GAAP and should not be considered as alternatives to operating profit, net income or any other performance measures derived in accordance with GAAP and should not be used by investors or other users of our financial statements in isolation for formulating decisions, as such non-GAAP measures exclude a number of important cash and non-cash charges.

You should be aware that our presentation of these and other non-GAAP financial measures in this press release may not be comparable to similarly titled measures used by other companies. A reconciliation of each of these non-GAAP measures to its most directly comparable financial measure calculated in accordance with GAAP is provided in this release.

The Company’s outlook for fiscal year 2026 includes adjusted operating profit and adjusted segment operating profit. The Company is not able to reconcile its fiscal year 2026 projected adjusted results to its fiscal year 2026 projected GAAP results because certain information necessary to calculate such measures on a GAAP basis is unavailable or dependent on the timing of future events outside of our control. Therefore, because of the uncertainty and variability of the nature of and the amount of any potential applicable future adjustments, which could be significant, the Company is unable to provide a reconciliation for these forward-looking non-GAAP measures without unreasonable effort.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release, including statements regarding our strategy, future financial condition, future operations, projected costs, prospects, plans, objectives of management, and expected market growth, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “intends,” “projects,” “contemplates,” “believes,” or “estimates” or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Specific forward-looking statements in this press release include our financial outlook for 2026, our ability to expand opportunities for profitable growth through the Nathan’s Famous acquisition, the anticipated remaining dividend payment of $0.3125 per share in fiscal 2026, as well as our ability to support our dividend and reinvest in the business, and our objective of creating shareholder value and positioning Smithfield for long-term growth.

We have based the forward-looking statements contained in this press release primarily on our current expectations, estimates, forecasts and projections about future events and trends that we believe may affect our business, results of operations, financial condition and prospects. Although we believe that we have a reasonable basis for each forward-looking statement contained in this press release, the results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements. We undertake no duty to update any statement made in this press release in light of new information or future events.

The forward-looking statements contained in this press release are subject to substantial risks and uncertainties that could affect our current expectations and our actual results, including, among others: (1)

the cyclical nature of our operations and fluctuations in commodity prices; (2) our dependence on third- party suppliers; (3) our ability to execute on our strategy to optimize the size of our hog production operations; (4) our ability to navigate geopolitical risks including increased tariffs on our exports; (5) our ability to mitigate higher input costs through productivity improvements in our operations, procurement strategies and the use of derivative instruments; (6) our ability to compete successfully in the food industry; (7) our ability to anticipate and meet consumer trends and interests through product innovation; (8) compliance with laws and regulations, including environmental, cybersecurity and tax laws and regulations in the United States and Mexico; (9) our ability to defend litigation brought against us and the sufficiency of our accruals for related contingent losses; (10) our ability to prevent cyberattacks, security breaches or other disruptions of our information technology systems; (11) future investments in our business, our anticipated capital expenditures and our estimates regarding our capital requirements; (12) our dividend policy and our ability to pay dividends; and (13) our status as a “controlled company” and any resulting potential conflicts of interest. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.” Copies of these filings are available online from the SEC or by contacting Smithfield’s Investor Relations Department at ir@smithfield.com or by clicking on SEC Filings on the Smithfield Investor Relations website at investors.smithfieldfoods.com.

Investor Contact:
Julie MacMedan
Email: ir@smithfield.com

Media Contact:
Ray Atkinson
Email: ratkinson@smithfield.com
Cell: 757.576.1383

(Financial Tables Follow)

SMITHFIELD FOODS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except share data and per share data, and unaudited)

	Three Months Ended		Nine Months Ended
	September 27, 2026	September 28, 2025	September 27, 2026	September 28, 2025
Sales	$3,437	$3,747	$10,937	$11,304
Cost of sales	3,124	3,268	9,634	9,817
Gross profit	313	479	1,303	1,487
Selling, general and administrative expenses	193	178	564	643
Operating gains	(7)	(9)	(11)	(48)
Operating profit	127	310	750	892
Interest expense, net	6	11	22	33
Non-operating (gains) losses	1	(19)	(15)	(17)
Income before income taxes	120	318	743	876
Income tax expense	30	71	165	205
(Income) loss from equity method investments	—	(4)	(2)	4
Net income	91	252	579	667
Net income attributable to noncontrolling interests	1	4	6	7
Net income attributable to Smithfield	$89	$248	$574	$660

Net income per common share attributable to Smithfield:
Basic	$0.23	$0.63	$1.46	$1.68
Diluted	0.23	0.63	1.45	1.68

Weighted-average shares outstanding:
Basic	393,779,563	393,112,711	393,538,127	391,679,362
Diluted	394,905,788	394,594,035	395,224,597	392,307,588

SMITHFIELD FOODS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except share data, and unaudited)

	September 27, 2026	December 28, 2025
ASSETS
Current assets:
Cash and cash equivalents	$1,178	$1,539
Accounts receivable, net	1,011	1,023
Inventories, net	2,543	2,328
Prepaid expenses and other current assets	383	276
Total current assets	5,116	5,166

Property, plant and equipment, net	3,226	3,226
Goodwill	1,624	1,623
Intangible assets, net	1,256	1,260
Operating lease assets	379	387
Equity method investments	208	209
Other assets	344	306
Total assets	$12,152	$12,177

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$639	$856
Current portion of long-term debt and finance lease obligations	602	3
Current portion of operating lease obligations	74	71
Accrued expenses and other current liabilities	821	811
Total current liabilities	2,137	1,741

Long-term debt and finance lease obligations	1,402	2,000
Long-term operating lease obligations	312	322
Deferred income taxes, net	622	658
Net long-term pension obligation	206	207
Other liabilities	186	185

Redeemable noncontrolling interests	272	264

Commitments and contingencies

Equity:
Shareholders’ equity:
Preferred stock, no par value; 100,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, no par value; 5,000,000,000 shares authorized; 393,800,826 shares issued and outstanding as of September 27, 2026 and 393,112,711 shares issued and outstanding as of December 28, 2025	—	—
Additional paid-in capital	3,341	3,338
Retained earnings	3,978	3,776
Accumulated other comprehensive loss	(304)	(314)
Total shareholders’ equity	7,015	6,801
Total liabilities and equity	$12,152	$12,177

SMITHFIELD FOODS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions and unaudited)

	Nine Months Ended
	September 27, 2026	September 28, 2025
Cash flows from operating activities:
Net income	$579	$667
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	255	248
Changes in operating and other assets and liabilities, net	(446)	(794)
Other	(23)	—
Net cash flows from operating activities	365	121

Cash flows from investing activities:
Capital expenditures	(281)	(246)
Investments in debt securities	(85)	—
Net expenditures from breeding stock transactions	(24)	(9)
Investments in partnerships and other assets	(1)	(10)
Cash receipts on notes receivable	39	14
Other	11	12
Net cash flows used in investing activities	(342)	(239)

Cash flows from financing activities:
Payment of dividends	(384)	(297)
Net proceeds from issuance of common stock	—	236
Other	(1)	(3)
Net cash flows used in financing activities	(386)	(64)

Effect of foreign exchange rate changes on cash	1	12
Net change in cash, cash equivalents and restricted cash	(362)	(170)
Cash, cash equivalents and restricted cash at beginning of period	1,539	943
Cash, cash equivalents and restricted cash at end of period	$1,178	$773

Non-GAAP Financial Measures

Adjusted Net Income Attributable to Smithfield and Adjusted Net Income per Diluted Common Share Attributable to Smithfield

The following table provides a reconciliation of net income attributable to Smithfield to adjusted net income attributable to Smithfield.

	Three Months Ended		Nine Months Ended		Affected Income Statement Account
	September 27, 2026	September 28, 2025	September 27, 2026	September 28, 2025
	(in millions, except per share data)
Net income attributable to Smithfield	$89	$248	$574	$660
Litigation charges	12	—	12	73	SG&A
Plant closures (1)	5	—	11	2	Cost of sales
Reduction in workforce and optimization (2)	3	—	8	6	SG&A
Reduction in workforce and optimization (2)	—	—	—	2	Cost of sales
Incremental costs from destruction of property (3)	1	—	4	—	Cost of sales
Office closures (4)	1	—	2	4	SG&A
Hog Production Reform (5)	—	1	—	3	Cost of sales
Hog Production Reform (6)	(4)	—	(5)	(1)	Operating gains
Employee retention tax credits (7)	—	—	—	(10)	Cost of sales
Insurance recoveries (8)	—	(2)	—	(36)	Operating gains
Company-owned life insurance gain (9)	—	(17)	—	(17)	Non-operating gains
Other	1	—	2	—	SG&A
Income tax effect of non-GAAP adjustments (10)	(5)	—	(9)	(11)	Income tax expense
Adjusted net income attributable to Smithfield	$103	$230	$599	$674

Net income attributable to Smithfield per diluted common share	$0.23	$0.63	$1.45	$1.68
Adjusted net income attributable to Smithfield per diluted common share	$0.26	$0.58	$1.52	$1.72
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(1)Consists primarily of accelerated depreciation and amortization charges, retention and severance costs and other incremental costs associated with our decision to exit our leased Springfield, Massachusetts dry sausage production facility.
(2)Consists of employee termination benefits and restructuring costs associated with workforce reduction and administrative process optimization initiatives. Total severance costs round up to $9 million for the first nine months of 2025.
(3)Consists primarily of incremental costs from the destruction of property in connection with a fire at a sow farm in Laverne, Oklahoma.
(4)Consists of employee termination benefit costs and other closure costs associated with the planned closure of our satellite offices in Lisle, Illinois and Kansas City, Missouri.
(5)Consists of contract termination costs, loss on asset disposals, employee termination benefits, accelerated depreciation charges and other exit costs associated with our Hog Production Reform initiative.
(6)Consists of gains recognized in connection with the lease of hog production farms to contract growers for Murphy Family Farms.
(7)Represents the recognition of employee retention tax credits received under the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act.
(8)Consists of gains recognized in connection with settlements of insurance claims associated with past litigation and property damage.
(9)Consists of a gain recognized in the third quarter of 2025 for a one-time benefit on company-owned life insurance policies.
(10)Represents the tax effects of the non-GAAP adjustments based on a statutory tax rate of 25.7%.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

The following table provides a reconciliation of net income to EBITDA and adjusted EBITDA.

	Three Months Ended		Nine Months Ended		Twelve Months Ended		Affected Income Statement Account
	September 27, 2026	September 28, 2025	September 27, 2026	September 28, 2025	September 27, 2026	December 28, 2025
	(in millions, except percentages)
Net income	$91	$252	$579	$667	$910	$998
Interest expense, net	6	11	22	33	30	41
Income tax expense	30	71	165	205	243	283
Depreciation and amortization	86	82	255	248	339	332
EBITDA	$212	$416	$1,021	$1,152	$1,523	$1,654
Litigation charges	12	—	12	73	12	73	SG&A
Reduction in workforce and optimization (1)	3	—	8	6	11	9	SG&A
Reduction in workforce and optimization (1)	—	—	—	2	—	2	Cost of sales
Incremental costs from destruction of property (2)	1	—	4	—	4	—	Cost of sales
Plant closures (3)	2	—	3	1	3	1	Cost of sales
Office closures (4)	1	—	2	4	2	4	SG&A
Hog Production Reform (5)	—	1	—	2	1	3	Cost of sales
Hog Production Reform (6)	(4)	—	(5)	(1)	(8)	(4)	Operating gains
Employee retention tax credits (7)	—	—	—	(10)	—	(10)	Cost of sales
Insurance recoveries (8)	—	(2)	—	(36)	—	(36)	Operating gains
Company-owned life insurance gain (9)	—	(17)	—	(17)	—	(17)	Non-operating gains
Other	1	—	2	—	2	—	SG&A
Adjusted EBITDA	$227	$398	$1,047	$1,175	$1,549	$1,677

Net income margin	2.6%	6.7%	5.3%	5.9%	6.0%	6.4%
Adjusted EBITDA margin	6.6%	10.6%	9.6%	10.4%	10.2%	10.8%
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(1)Consists of employee termination benefits and restructuring costs associated with workforce reduction and administrative process optimization initiatives. Total severance costs round up to $9 million and $12 million for the nine months ended September 28, 2025 and fiscal year 2025, respectively.
(2)Consists primarily of incremental costs from the destruction of property in connection with a fire at a sow farm in Laverne, Oklahoma.
(3)Consists primarily of retention and severance costs and other incremental costs associated with our decision to exit our leased Springfield, Massachusetts dry sausage production facility. Excludes accelerated depreciation and amortization charges as such amounts are included in the depreciation and amortization line in this table.
(4)Consists of employee termination benefit costs and other closure costs associated with the planned closure of our satellite offices in Lisle, Illinois and Kansas City, Missouri.
(5)Consists of contract termination costs, loss on asset disposals, employee termination benefits and other exit costs associated with our Hog Production Reform initiative. Excludes accelerated depreciation charges as such amounts are included in the depreciation and amortization line in this table.
(6)The third quarter and first nine months of 2026 consist of gains recognized in connection with the lease of hog production farms to contract growers for Murphy Family Farms. Fiscal year 2025 and twelve months ended September 27, 2026 include a $3 million gain on the sale of certain of our hog farms in Missouri.
(7)Represents the recognition of employee retention tax credits received under the CARES Act.

(8)Consists of gains recognized in connection with settlements of insurance claims associated with past litigation and property damage.
(9)Consists of a gain recognized in the third quarter of 2025 for a one-time benefit on company-owned life insurance policies.

Net Debt and Ratio of Net Debt to Adjusted EBITDA

The following table provides a reconciliation of total debt and finance lease obligations to net debt, the ratio of total debt and finance lease obligations to net income, and the ratio of net debt to adjusted EBITDA.

	Twelve Months Ended
	September 27, 2026	December 28, 2025
	(in millions, except ratios)
Current portion of long-term debt and finance lease obligations	$602	$3
Long-term debt and finance lease obligations	1,402	2,000
Total debt and finance lease obligations	2,004	2,003
Cash and cash equivalents	(1,178)	(1,539)
Net debt	$827	$464

Net income	$910	$998
Adjusted EBITDA	$1,549	$1,677

Ratio of total debt and finance lease obligations to net income	2.2x	2.0x
Ratio of net debt to adjusted EBITDA	0.5x	0.3x

Adjusted Operating Profit and Adjusted Operating Profit Margin

The following tables provide a reconciliation of operating profit to adjusted operating profit.

Three Months Ended September 27, 2026	Packaged Meats	Fresh Pork	Hog Production	Other (1)	Corporate (2)	Unallocated (3)	Consolidated
	(in millions, except percentages)
Operating profit (loss)	$230	$(89)	$34	$(5)	$(25)	$(18)	$127
Litigation charges	—	—	—	—	—	12	12
Plant closures (4)	—	—	—	—	—	5	5
Reduction in workforce and optimization (5)	—	—	—	—	—	3	3
Incremental costs from destruction of property	—	—	—	—	—	1	1
Office closures	—	—	—	—	—	1	1
Hog Production Reform (6)	—	—	—	—	—	(4)	(4)
Other	—	—	—	—	—	1	1
Adjusted operating profit (loss)	$230	$(89)	$34	$(5)	$(25)	$—	$145

Operating profit (loss) margin	11.6%	(4.9)%	5.0%	(3.3)%	NM	NM	3.7%
Adjusted operating profit (loss) margin	11.6%	(4.9)%	5.0%	(3.3)%	NM	NM	4.2%

Three Months Ended September 28, 2025	Packaged Meats	Fresh Pork	Hog Production	Other (1)	Corporate (2)	Unallocated (3)	Consolidated
	(in millions, except percentages)
Operating profit (loss)	$226	$10	$89	$10	$(24)	$(1)	$310
Hog Production Reform	—	—	—	—	—	1	1
Insurance recoveries	—	—	—	—	—	(2)	(2)
Adjusted operating profit (loss)	$226	$10	$89	$10	$(24)	$(1)	$310

Operating profit margin	10.8%	0.5%	10.9%	7.7%	NM	NM	8.3%
Adjusted operating profit margin	10.8%	0.5%	10.9%	7.7%	NM	NM	8.3%
____________
(1)Consists of our Mexico and Bioscience operations.
(2)Represents general corporate expenses for management and administration of the business.
(3)We do not allocate certain items to our operating segments such as litigation charges, exit and disposal costs, insurance recoveries, gains and losses on the sale of property, plant and equipment and other assets, accelerated depreciation, and employee termination benefits, among others.
(4)     Consists primarily of accelerated depreciation and amortization charges, retention and severance costs and other incremental costs associated with our decision to exit our leased Springfield, Massachusetts dry sausage production facility.
(5)    Consists of employee termination benefits and restructuring costs associated with workforce reduction and administrative process optimization initiatives.
(6)    Consists of gains recognized in connection with the lease of hog production farms to contract growers for Murphy Family Farms.

Nine Months Ended September 27, 2026	Packaged Meats	Fresh Pork	Hog Production	Other (1)	Corporate (2)	Unallocated (3)	Consolidated
	(in millions, except percentages)
Operating profit (loss)	$770	$3	$103	$4	$(78)	$(52)	$750
Litigation charges	—	—	—	—	—	12	12
Plant closures (4)	—	—	—	—	—	11	11
Reduction in workforce and optimization (5)	—	—	—	—	—	8	8
Incremental costs from destruction of property (6)	—	—	—	—	—	4	4
Office closures	—	—	—	—	—	2	2
Hog Production Reform (7)	—	—	—	—	—	(5)	(5)
Other	—	—	—	—	—	2	2
Adjusted operating profit (loss)	$770	$3	$103	$4	$(78)	$(19)	$783

Operating profit margin	12.5%	0.1%	4.6%	0.9%	NM	NM	6.9%
Adjusted operating profit margin	12.5%	0.1%	4.6%	0.9%	NM	NM	7.2%

Nine Months Ended September 28, 2025	Packaged Meats	Fresh Pork	Hog Production	Other (1)	Corporate (2)	Unallocated (3)	Consolidated
	(in millions, except percentages)
Operating profit (loss)	$792	$127	$112	$32	$(79)	$(92)	$892
Litigation charges	—	—	—	—	—	73	73
Reduction in workforce and optimization (5)	—	—	—	—	—	9	9
Office closures (8)	—	—	—	—	—	4	4
Plant closures	—	—	—	—	—	2	2
Hog Production Reform	—	—	—	—	—	2	2
Employee retention tax credits (9)	(5)	(5)	—	—	—	—	(10)
Insurance recoveries (10)	—	—	—	—	—	(36)	(36)
Adjusted operating profit (loss)	$787	$122	$112	$32	$(79)	$(40)	$934

Operating profit margin	12.8%	2.0%	4.3%	8.9%	NM	NM	7.9%
Adjusted operating profit margin	12.7%	1.9%	4.3%	8.9%	NM	NM	8.3%
________________________
(1)Consists of our Mexico and Bioscience operations.
(2)Represents general corporate expenses for management and administration of the business.
(3)We do not allocate certain items to our operating segments such as litigation charges, exit and disposal costs, insurance recoveries, gains and losses on the sale of property, plant and equipment and other assets, accelerated depreciation, and employee termination benefits, among others.
(4)Consists primarily of accelerated depreciation and amortization charges, retention and severance costs and other incremental costs associated with our decision to exit our leased Springfield, Massachusetts dry sausage production facility.
(5)Consists of employee termination benefits and restructuring costs associated with workforce reduction and administrative process optimization initiatives.
(6)Consists primarily of incremental costs from the destruction of property in connection with a fire at a sow farm in Laverne, Oklahoma.
(7)Consists of gains recognized in connection with the lease of hog production farms to contract growers for Murphy Family Farms.

(8)Consists of employee termination benefit costs and other closure costs associated with the planned closure of our satellite offices in Lisle, Illinois and Kansas City, Missouri.
(9)Represents the recognition of employee retention tax credits received under the CARES Act.
(10)Consists of gains recognized in connection with settlements of insurance claims associated with past litigation and property damage.